Exhibit (s)

EX. FILING FEES

Calculation of Filing Fee Tables

424(b)(2)

(Form Type)

Goldman Sachs BDC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 456(b) Rule 457(r)	7,475,000 (1)	15.25	$113,993,750.00	$0.0001102	$12,562.11 (2)

	Total Offering Amounts					$113,993,750.00	$0.0001102	$12,562.11

	Total Fees Previously Paid							—

	Total Fee Offsets

	Net Fee Due							$12,562.11

(1)	Assumes exercise in full of the underwriters’ option to purchase an additional 975,000 shares of common stock.

(2)	Calculated and paid pursuant to Rule 456(b) and Rule 457(r) under the Securities Act of 1933.